EXHIBIT 10(p)

as Lender

and

RADIANT ENERGY CORPORATION

as Corporation

7.75% SERIES A CONVERTIBLE DEBENTURE

April 5, 2001

WILDEBOER RAND THOMSON APPS & DELLELCE, LLP

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (“230.901 THROUGH “230.905 AND PRELIMINARY NOTES), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT THE PROPOSED DISPOSITION OF THE SECURITIES WILL NOT VIOLATE SECTION 5 OF THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE (“CDNX”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED. HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF CDNX OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 5, 2001.

Principal Amount: $.00

April 20, 2001

ARTICLE 1
TERMS

Section 1.1        Principal Amount.

        For value received, Radiant Energy Corporation (hereinafter referred to as the “Corporation”), a corporation existing under the laws of Canada having its principal office at 40 Centre Drive, Orchard Park, New York 14127, acknowledges itself indebted and promises to pay to or to the order of (lenders name) (hereinafter referred to as the “Lender”) the sum of ($,000) (the “Principal”) together with any unpaid interest accrued thereon, in lawful money of the United States, at the Corporation”s head office or such other place as the Lender may designate on or before 5:00 p.m. (Eastern Standard Time) on April 5, 2006 (the “Maturity Date”).

Section 1.2        Interest.

        The Principal of this Debenture shall bear interest from the date of issue to and including the Maturity Date (or the earlier payment and discharge of the Principal in accordance with the provisions hereof) at the rate of 7.75% per annum, both before and after maturity, default or judgment (with interest on overdue interest at the said rate) payable half-yearly on April 5 and October 5 in each year until the Maturity Date; provided that upon any conversion of all remaining Principal in accordance with Article 2, all accrued and unpaid interest shall be paid to the Lender within five (5) Business Days (as hereinafter defined) of such conversion. Forthwith upon the issue and sale of this Debenture, the Corporation shall deposit an amount equal to the amount of interest payable on this Debenture from the date hereof to and including April 5, 2002 into a segregated bank account with the Corporation”s principal bankers (the “Interest Reserve Account”). The Corporation shall use the proceeds of the Interest Reserve Account to satisfy its obligations to pay interest pursuant to this section 1.2 during such period and for no other purpose.

Section 1.3        Designation and Priority.

        This Debenture is one of several 7.75% Series A Convertible Debentures to be issued by the Corporation on or about the date hereof in an aggregate principal amount not to exceed $1,500,000 (collectively, the “Series A Debentures”), each of which Series A Debentures shall be in substantially the same form as this Debenture, shall be dated as April 5, 2001 regardless of their actual date of issue, shall bear interest in accordance with Section 1.3 hereof and shall be convertible in accordance with Article 2 hereof. All Series A Debentures shall rank equally rateably without discrimination, preference or priority. The ranking of the Series A Debentures set out in this Section 1.3 shall apply in all events and circumstances regardless of the date of any advance or advances made to the Corporation by the holders of the Series A Debentures The provisions of this Debenture shall be binding on the Corporation, the Lender and all persons claiming through or under them respectively and any such persons shall be deemed to have notice of these provisions.

Section 1.4        Subordination

        (1)      The payment and repayment of Principal and interest in respect of this Debenture (the “Postponed Obligations”) is, and at all times will be, automatically and fully subordinated and postponed, without any further action or documentation necessary to give effect to such subordination, in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined). The Lender will, at any time and from time to time at the written request and at the expense of the Corporation, execute such agreements, documents and instruments as may in the opinion of the Corporation, acting reasonably, be necessary or advisable to confirm the subordination and postponement contemplated by this section 1.4. Nothing in this section 1.4(1) shall be construed as entitling any third party who has made loans to the Corporation to receive any proceeds from any property or assets of the Corporation in respect of which such third party does not have security, or has subordinated its security to other security interests granted by the Corporation, or in respect of which the security granted to such third party is invalid or unenforceable and nothing in this Debenture shall apply so as to diminish the rights of the Lender to the proceeds of realization arising on the sale of property or assets of the Corporation in the case where any Security in favour of such third party is invalid or unenforceable.

        (2)      For greater certainty, this section 1.4 shall not be construed so as to prevent the Lender from receiving and retaining any payments on account of the Debentures which are made (a) in a manner that is consistent with the terms of this Debenture and (b) at any time when no event of default as defined in any Senior Indebtedness or the instrument creating the same has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Corporation and the Lender. Until written notice shall be given to the Lender by or on behalf of the holders of Senior Indebtedness of the occurrence of any default with respect to such Senior Indebtedness or the existence of any other facts which would have the result that any payment in respect of this Debenture would be in contravention of the provisions of this section 1.4, the Lender shall be entitled to assume that no such default has occurred, or that no such facts exist.

Section 1.5        No Prepayments.

        Except with the prior written consent of the Lender, the Principal hereof may not be prepaid prior to the Maturity Date, whether in whole or in part.

Section 1.6        Currency.

        Unless otherwise indicated, all references in this Debenture to $ or dollars are references to the legal currency of the United States.

ARTICLE 2
CONVERSION

Section 2.1        Conversion.

        At any time on or before the Maturity Date, at the option of the Lender by delivery of a Conversion Notice substantially in the form appended hereto as Schedule “A” to the Corporation in accordance with Section 8.6 hereof, each $1,000 of Principal then outstanding (for purposes of this Article 2, the “Amount Owing”) may be converted into the number (the “Conversion Number”) of fully-paid and non-assessable Common Shares in the capital of the Corporation (“Common Shares”), subject to adjustment in accordance with Article 5 hereof, set forth in the table below opposite the date of such conversion:

Date of Conversion	Conversion Number	Conversion Rate
Date of Issue to and including April 5, 2003	1,160	$0.86
April 5, 2003 to and including April 5, 2004	810	$1.235
April 5, 2004 to and including April 5, 2005	710	$1.408
April 5, 2005 to and including the Maturity Date	580	$1.724

Upon any conversion of the Principal of this Debenture, the underlying Common Shares shall be issued to the Lender as of the date it is deemed to have received the Conversion Notice in accordance with Section 8.6 and shall be registered and delivered to the Lender at the address set forth in the Conversion Notice.

Section_2.2        No Requirement to Transfer Fractional Common Shares.

        The Corporation shall not be required to issue fractional Common Shares upon the conversion of this Debenture or any part thereof. If any fractional interest in a Common Share would, except for the provisions of this Section 2.2, be delivered upon the conversion of the Debenture, the Corporation shall be required to round up to the next whole Common Share and deliver the same to the Lender.

ARTICLE 3
INTERPRETATION

Section 3.1        Defined Terms.

        In addition to the terms defined elsewhere in this Debenture, the following expressions shall have the following meanings:

"Affiliate" has the meaning ascribed to such term in the Canada Business Corporations Act;

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in Toronto, Ontario or Buffalo, New York;

“Canadian Securities Laws” means the Securities Act (Ontario), Securities Act (British Columbia) and Securities Act (Alberta), as the same may from time to time be amended, supplemented or re-enacted, and all regulations, rules, policy statements, orders and notices promulgated thereunder;

"Common Shares" means the common shares in the capital of the Corporation;

“Current Market Price” means, for any date, the weighted average price at which the Common Shares have traded in the principal over-the-counter market or recognized exchange or market during the twenty (20) consecutive trading days ending the trading day immediately preceding such date as reported by such principal market or exchange on which the Common Shares are then trading or quoted, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the principal over-the-counter market, or recognized exchange or market, as the case may be, during the twenty (20) consecutive trading days by the number of Common Shares sold. If the Common Shares are not then traded (i) in the over-the-counter market or on a recognized exchange or market, the Current Market Price of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board of Directors of the Corporation; or (ii) in United States dollars, the Current Market Price shall be calculated in the currency in which the Common Shares are traded on the basis set forth above and such Current Market Price shall then be converted to United States dollars at the exchange rate in effect at the close of business on the final day of such twenty (20) day period as quoted by the Bank of New York;

“Disclosure Documents” means the following public disclosure documents of the Corporation prepared and filed pursuant to applicable securities legislation:

(a)	audited financial statements as at and for the year ended October 31, 2000;
(b)	management information circular dated February 20, 2001 in respect of the annual meeting of shareholders to be held on March 29, 2001; and
(c)	all press releases and material change reports filed pursuant to Canadian Securities Laws after October 31, 2000 and prior to the date of this Debenture;
"Event of Default" has the meaning ascribed to such term in Section 5.1;

“Instrument” means this Debenture or any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Corporation to the Lender;

"Management" means a senior officer, as defined in the Securities Act (Ontario), of the Corporation and its subsidiaries;

“Obligations” means all Principal, interest and other monies now or at any time and from time to time hereafter owing or payable by the Corporation to the Lender, whether direct or indirect, absolute or contingent, matured or not, arising from this Debenture;

“Order” means any order, notice, direction, report, recommendation or decision rendered by any governmental or other regulatory agency;

“Person” means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental agency or other entity;

"Postponed Obligations" has the meaning ascribed thereto in section 1.4;

"Premises" means any premises owned or occupied by the Corporation or its Subsidiaries from time to time;

“Security” means any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance, including any sale and repurchase or sale and lease back arrangement or any other arrangement of similar effect;

"Senior Indebtedness" means the principal and interest on:

(a)	indebtedness for borrowed money that the Corporation may now or hereafter incur to the extent the Corporation has granted security therefor and to the extent that the obligation to repay the borrowed money is not itself subordinated to any third party the effect of which postponement would be that the Postponed Obligations would be postponed to any such third party to whom the Postponed Obligations would not otherwise be postponed; and

(b)	renewals, extensions, restructurings, refinancings and refundings of any such indebtedness;

unless in any of the cases specified in (a) or (b) above it is provided by the terms of the instrument creating or evidencing such indebtedness that such indebtedness is not superior in right of payment to this Debenture;

"RAS" means Radiant Aviation Services, Inc., a wholly-owned Subsidiary of the Corporation;

“Subsidiary” means a corporation controlled by the Corporation, as the term “control” is defined in the Canada Business Corporations Act as in effect at the date hereof and without reference to any amendments thereto after the date hereof; and

Section 3.2        Interpretation.

(1)	“This Debenture”, “hereto”, “hereby”, “hereunder”, “herein”, and similar expressions refer to the whole of this Debenture and not to any particular Article, Section, or other portion hereof.

(2)	Words importing the singular number only include the plural and vice versa and words importing gender shall include all genders.

(3)	All financial or accounting determinations, reports and statements provided for in this Debenture shall be made or prepared in accordance with generally accepted accounting principles applied in a consistent manner and shall be made and prepared on a consolidated basis.

(4)	The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

(5)	The Schedule annexed hereto shall, for all purposes, form an integral part of this Debenture.

(6)	Time is of the essence hereof.

(7)	Where the word "including" or "includes" is used in this Debenture, it means "including (or includes) without limitation".

(8)	Wherever in this Debenture reference is made to generally accepted accounting principles, such reference shall be deemed to mean the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which a given calculation is made or required to be made in accordance with generally accepted accounting principles.

Section 3.3        Governing Law.

        This Debenture shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 3.4        Removal of Legend.

        The Lender shall be entitled, upon request to the Corporation in writing, to have the first paragraph of the restrictive legend appearing on the first page of this Debenture removed from the Debenture and the Common Shares issuable upon conversion hereof:  (a) if the sale of Debenture or the Common Shares issuable upon conversion hereof (as the case may be) are registered under the Act, (b) if the Subscriber delivers evidence satisfactory to the to the Corporation acting reasonably that the Debenture or Common Shares issuable upon the exercise hereof (as the case may be) have been sold (A) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act in a transaction meeting the requirements of Rule 903 or 904 under the Act; or, (B) pursuant to another available exemption from the registration requirements of the Act in compliance with Rule 144, or (3) if, in accordance with Rule 144(k) under the Act, the Debenture or Common Shares issuable upon conversion hereof (as the case may be) have been held for two years from the date of issue of the Debentures and the holder has not been an affiliate of the Corporation within the three month period prior to the date the legend is to be removed.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1        General Representations and Warranties.

        The Corporation represents and warrants as follows to the Lender and acknowledges and confirms that the Lender is relying upon such representations and warranties in connection with the purchase by the Lender of the Debenture:

(a)	Due Incorporation and Existence of the Corporation and RAS. The Corporation is a corporation incorporated and existing under the laws of Canada and RAS is a corporation incorporated and existing under the laws of the state of New York;

(b)	Corporate Power. Each of the Corporation and RAS has the corporate power to own or lease its property and to operate and carry on its respective business as now being conducted by it;

(c)	Authorized Capital. The authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as at the date hereof, 14,026,665 Common Shares have been duly issued and are outstanding as fully paid and non-assessable and legally and beneficially owned;

(d)	Options, etc. Except for options to purchase an aggregate of 1,461,505 Common Shares which have issued under the Corporation’s Employee Share Option Plan, the Common Shares issuable upon the due conversion of the Series A Debentures, the options to acquire 145,486 Common Shares which were granted to the Lender on or about June 30, 1999 and the Warrants, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or RAS or of any securities of the Corporation or RAS;

(e)	Dividends and Distributions. Since October 31, 2000, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so;

(f)	Subsidiaries. The Corporation has no material Subsidiaries other than Radiant Aviation Services, Inc., which is wholly-owned by the Corporation, and has no investment or proposed investment in any Person which is or would be material to the business and affairs of the Corporation on a consolidated basis;

(g)	Validity of Debenture. The Corporation has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Debenture and under the Warrants and the execution, and delivery and performance by the Corporation of this Debenture and the certificate representing the Warrants and the consummation of the transactions contemplated thereby:

(i)	have been duly authorized by all necessary corporate action on the part of the Corporation; and

(ii)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under (A) any of the constating documents or by-laws of the Corporation; (B) any contracts or instruments to which the Corporation is a party or by which the Corporation is bound; or (C) any securities laws applicable to the Corporation;

(h)	Financial Statements. The audited financial statements of the Corporation as at and for the year ended October 31, 2000 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly:

(i)	the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Corporation as at the respective dates of the relevant statements; and

(ii)	the sales and earnings of the Corporation during the period covered thereby;

(i)	No Material Adverse Change. Other than as has been publicly disclosed in accordance with Canadian Securities Laws, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and its subsidiaries since the date of the audited financial statements of the Corporation for the year ended October 31, 2000, and except as set forth in the Disclosure Documents, no transaction has been entered into by the Corporation or any of its subsidiaries (other than in the ordinary course of business) which is or would be material to the Corporation on a consolidated basis;

(j)	Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best of the knowledge of the Corporation any investigation by) any governmental entity pending, or, to the best knowledge of the Corporation, threatened against or affecting the Corporation or RAS or any of their respective properties or rights which would, if successful, have a material adverse effect on the business, operations or financial condition of the Corporation on a consolidated basis, and the Corporation does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation. Neither the Corporation nor RAS is subject to any judgment, order or decree entered in any lawsuit or proceeding;

(k)	No Default. Neither the Corporation nor RAS is in default in any material respect under any obligation (contingent or otherwise) in respect of borrowed money other than trade payables owing to (i) IR Energy in the amount of $136,125; (ii) Birdair, Inc. in the amount of $441,250; and (iii) Tishmen Construction Corporation of New Jersey in the amount of $240,330;

(l)	No Event of Default. No event has occurred which constitutes, or with notice or lapse of time, would constitute an Event of Default;

(m)	No Consents. No approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required of the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Debenture and the obligations of the Corporation hereunder, except compliance with applicable Canadian Securities Laws and the consent of the Canadian Venture Exchange;

(n)	No Cease Trade. No order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities has been issued to the Corporation or its directors, officers or promoters and no investigation or proceedings for such purposes are pending or threatened;

(o)	Due Allotment and Issuance. The Common Shares issuable upon exercise of the Warrants will, at the same time, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances;

(p)	Full Disclosure. Neither this Debenture nor any certificate or statement in writing which has been supplied by or on behalf of the Corporation or by any of the directors, officers or employees of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. Except as disclosed to the Lender, there is no fact known to the Corporation which materially and adversely affects the affairs, businesses, prospects, operations or conditions of the Corporation or RAS, financial or otherwise, or the business, which has not been disclosed in the Disclosure Documents; and

(q)	Reporting Issuer. The Corporation is a reporting issuer not in default in the provinces of Ontario, Alberta and British Columbia pursuant to applicable securities laws and the Common Shares have been duly registered with the United States Securities Exchange Commission.

Section 4.2        Survival of Representations and Warranties.

        The representations and warranties in this Debenture and in any certificates or documents delivered to the Lender shall not merge and shall continue in full force and effect until all obligations of the Corporation pursuant to this Debenture have been satisfied in full.

ARTICLE 5
ADJUSTMENT OF CONVERSION NUMBER

Section 5.1        Adjustment of Price and Terms

        (1)         The applicable Conversion Number set out in Section 2.1 shall be subject to adjustment from time to time as hereinafter provided.

        (2)         If and whenever at any time after the date hereof the Corporation:
(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares, to all or substantially all of the holders of Common Shares by way of stock dividend or otherwise (other than an issue of Common Shares or securities to holders of Common Shares who have elected in the ordinary course to receive dividends in Common Shares or securities in lieu of receiving cash dividends);

(b)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (other than a distribution of Common Shares or securities to holders of Common Shares who have elected in the ordinary course to receive dividends in Common Shares or securities in lieu of receiving cash dividends);

(c)	subdivides, redivides or changes its outstanding Common Shares into a greater number of Shares; or

(d)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in clauses (a), (b), (c) and (d) being called a “Share Reorganization”), then the Conversion Number shall be adjusted effective immediately after the effective date or record date for the happening of a Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Share Reorganization, by multiplying the Conversion Number in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are issued or distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date) and the denominator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization.

        (3)         If and whenever at any time after the date hereof the Corporation fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares under which such holders are entitled, during a period expiring not more than forty-five (45) days after the date of such issue (the “Rights Period”), to subscribe for or purchase Common Shares or securities (“Exchangeable Securities”) exchangeable for or convertible into Common Shares at a price per share to the Lender (or at an exchange or conversion price per Common Share during the Rights Period to the Lender in the case of Exchangeable Securities) of less than ninety-five percent (95%) of the Current Market Price for the Shares on such record date (any of such events being called a “Rights Offering”), then the Conversion Number shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Number by a fraction:

(a)	the denominator of which shall be the aggregate of:

(i)	the number of Shares outstanding as of the record date for the Rights Offering; and

(ii)	a number determined by dividing (1) either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price, immediately following the expiry of the Rights Period, of the Exchangeable Securities which were issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the number of Common Shares for or into which such Exchangeable Securities could have been exchange or converted immediately following the expiry of the Rights Period, by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

(b)	the numerator of which shall be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the Exchangeable Securities were exchanged for or converted into Common Shares immediately following the expiry of the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Number shall be readjusted to the Conversion Number which would then be in effect based on the number of Common Shares (or Exchangeable Securities) actually delivered on the exercise of such rights, options or warrants. If the Lender has exercised the right to convert this Debenture into Common Shares during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering the Lender shall, in addition to the Common Shares to which the Lender would otherwise be entitled upon such conversion in accordance with Section 2.1, be entitled but not obligated, and on payment of the purchase price for any such rights, options or warrants (the “Rights Offering Price”), to obtain that number of additional Common Shares that the Lender would have been entitled to receive if such conversion had occurred immediately prior to such record date; provided that the provisions of Section 2.2 shall be applicable to any fractional interest in a Common Share to which the Lender might otherwise be entitled under the foregoing provisions of this subsection. Such additional Common Shares shall be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Common Shares shall be delivered to the Lender within fifteen (15) business days following the end of the Rights Period.

        (4)         If and whenever at any time after the date hereof the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including evidences of indebtedness or (ii) any property, cash or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a cash dividend or equivalent dividend in stock that is a dividend paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the Conversion Number shall be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Number in effect on such record date by a fraction:

(a)	the denominator of which shall be:

(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii)	the fair market value, as determined by the directors (whose determination shall be conclusive), of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the numerator of which shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date.

To the extent that any Special Distribution is cancelled or revoked, whether by the Corporation or otherwise, the Conversion Number shall be readjusted effective immediately to the Conversion Number which would then be in effect based upon such securities or property or other assets actually distributed.

        (5)         If and whenever at any time after the date hereof there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), if the Lender exercises the right to convert Debentures into Common Shares after the effective date of such Capital Reorganization the Lender shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which the Lender was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered Lender of the number of Common Shares to which the Lender was previously entitled upon conversion. The Corporation shall take all steps necessary to ensure that, on a Capital Reorganization, the Lender will receive the aggregate number of shares, other securities or other property to which the Lender is entitled as a result of the Capital Reorganization.

        (7)         If the Rights Offering Price referred to in subsections (3) or (4) of this Section 5.1 is decreased, the Conversion Number shall forthwith be changed so as to decrease the Conversion Number to the Conversion Number that would have been obtained had the adjustment to the Conversion Number made under such subsection (3) or (4), as the case may be, with respect to such rights, options or warrants been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection shall not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution to the extent that the event giving rise to such decrease in the Rights Offering Price results in an adjustment of the Conversion Number pursuant to any of the preceding subsections of this Section 5.1.

        (8)         (a)         The adjustments provided for in this Section 5.1 are cumulative and shall be computed to the nearest one one-thousand of a Common Share and shall be made successively whenever an event referred to herein occurs, subject to the following clauses of this subsection.

                      (b)         No adjustment in the Conversion Number shall be required unless such adjustment would result in a change of at least one one-hundredth of a Common Share (1/100); provided, however, that any adjustments which except for the provisions of this clause would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (c)        No adjustment in the Conversion Number shall be made in respect of any event described in this Section 5.1, other than the events referred to in clauses 5.1(2)(c) and (d), if the Lender is entitled to participate in such event on the same terms, mutatis mutandis, as if it had converted this Debenture prior to or on the effective date or record date of such event.

                      (d)        No adjustment in the Conversion Number shall be made pursuant to this Section 5.1 in respect of the issue from time to time of Common Shares issuable on conversion of the Debenture or in respect of the issue from time to time as dividends paid in the ordinary course as Common Shares to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue shall be deemed to be a Share Reorganization.

                      (e)        Upon any adjustment to the Conversion Number in accordance with this section 5.1, corresponding adjustments shall contemporaneously be made to the Conversion Rate.

                      (f)        If at any time a dispute arises with respect to adjustments provided for in this Section 5.1, such dispute shall be conclusively determined by the Corporation"s auditors, or if they are unable or unwilling to act, by such other nationally recognized independent chartered accountants as may be selected by action of the Board of Directors and any such determination shall be binding upon the Corporation and the Lender.

                      (g)        If after the date of this Debenture, the Corporation takes any action affecting the Shares, other than action described in this Section 5.1, which in the opinion of the Board of Directors would materially affect the rights of the Lender, the Conversion Number shall be adjusted in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

                      (h)        If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Number shall be required by reason of the setting of such record date.

                      (i)        In the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date on which the board passed the resolution approving the Special Distribution or Rights Offering.

                      (j)        As a condition precedent to the taking of any action which would require any adjustment to the Conversion Number or conversion terms of this Debenture, the Corporation shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Corporation will have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Lender is entitled to receive on the full conversion thereof in accordance with the provisions thereof.

ARTICLE 6
COVENANTS OF THE CORPORATION

Section 6.1        General Covenants.

        So long as this Debenture remains outstanding, the Corporation covenants and agrees as follows:

(a)	To Pay Costs. The Corporation shall pay all costs, fees, charges and expenses in relation to the issuance of this Debenture and any enforcement of the terms hereof;

(b)	To Maintain Corporate Existence. The Corporation shall and shall cause each of its Subsidiaries to:

(i)	maintain its corporate existence;

(ii)	observe and conform to all valid requirements of law and of any governmental or municipal authority relative to the carrying on by the Corporation of its business;

(iii)	immediately notify the Lender in writing of any proposed change of name of the Corporation or a Subsidiary or of the Corporation’s or a Subsidiary’s chief place of business;

(iv)	pay all taxes, rates, government fees and dues levied, assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings and for which provision for payment adequate in the reasonable opinion of the Lender has been made;

(v)	advise the Lender forthwith upon becoming aware of any Event of Default hereunder and deliver to the Lender upon request a certificate in form and substance satisfactory to the Lender signed by a senior officer certifying that no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status;

(vi)	promptly cure or cause to be cured any defects in the execution or delivery of any Instrument and at its expense duly execute and deliver or cause to be duly executed and delivered all documents as the Lender may consider necessary or desirable for such purposes; and

(vii)	at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such documents and do or cause to be done such acts as may be necessary or desirable in the reasonable opinion of the Lender to carry out the purposes of this Debenture.

(c)	Reporting Issuer Status. The Corporation shall maintain its status as a reporting issuer not in default under the laws of the provinces of Ontario, Alberta and British Columbia;

(d)	Reservation of Common Shares. The Corporation covenants with the Lender that it will at all times reserve and keep available out of its authorized share capital and solely for the purpose of conversion as provided in this Debenture, and conditionally allot to the Lender, such number of Common Shares in the capital of the Corporation as shall then be issuable upon the due conversion of this Debenture;

(e)	Authorization of Securities. The Corporation shall ensure that the Common Shares to be issued upon exercise of the Warrants shall, upon issuance, be duly authorized and issued as fully paid and non-assessable shares in the capital of the Corporation, and shall have attributes corresponding in all material respects to the description thereof set forth in this Debenture;

(f)	Listing of Common Shares. The Corporation shall ensure that the Common Shares to be issued upon exercise of the Warrants shall be listed and posted for trading on the Canadian Venture Exchange or such other national securities exchange in Canada or the United States as the Corporation may reasonably determine;

(g)	Continuous Disclosure. The Corporation shall deliver to the Lender a copy of all documents and materials required by Canadian Securities Laws to be delivered to shareholders of the Corporation contemporaneously with delivery to such shareholders; and

(h)	Interest Reserve Account. The Corporation shall establish, and maintain in good standing until at least April 5, 2002, the Interest Reserve Account and shall use the Interest Reserve Account for no purpose other than to satisfy its obligations pursuant to section 1.2 hereof.

ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

Section 7.1        Events of Default.

        The occurrence of any of the following events shall constitute an Event of Default under this Debenture:

(a)	if default occurs in payment when due of any Principal under this Debenture, or default occurs in payment when due of any interest payable under this Debenture and such default in payment of interest unremedied for a period of five (5) days or more;

(b)	if default occurs in payment or performance of any other Obligation (whether arising herein or otherwise) and remains unremedied for a period of 30 days;

(c)	if an event of default occurs under any other Series A Debenture or in payment or performance of any obligation in excess of $25,000 in favour of any Person from whom the Corporation or any Subsidiary has borrowed money which would entitle such third party lender to accelerate repayment of the borrowed money, and such default is not waived in writing and remains unremedied for a period of five (5) days;

(d)	if the Corporation commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Corporation is filed or instituted and remains undismissed or unstayed for a period of 45 days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur;

(e)	if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Corporation, whether by winding-up, surrender of charter or otherwise;

(f)	if the Corporation ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its material assets out of the usual course of its business;

(g)	if any proposal is made or any petition is filed by or against the Corporation under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Corporation or other reorganization or arrangement respecting its liabilities or if the Corporation gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition;

(h)	if any receiver, administrator or manager of the property, assets or undertaking of the Corporation or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court;

(i)	if any of the Disclosure Documents are false or misleading in any material respect;

(j)	if any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Corporation or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(k)	if any representation or warranty made by the Corporation herein or in any other Instrument or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; or

(l)	if any event occurs with respect to any Subsidiary which, if a like event had occurred with respect to the Corporation, would have constituted an Event of Default.

Section 7.2        Consequences of an Event of Default.

        Upon the occurrence of any Event of Default, all Obligations shall at the option of the Lender become forthwith due and payable and all of the rights and remedies hereby conferred shall become immediately enforceable.

ARTICLE 8
GENERAL

Section 8.1        Waiver.

        No act or omission by the Lender in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Lender with respect to, any subsequent default, whether similar or not.

Section 8.2        Other Securities.

        The rights of the Lender hereunder shall not be prejudiced nor shall the liabilities of the Corporation or of any other Person be reduced in any way by the taking of any other security of any nature or kind whatsoever either at the time of execution of this Debenture or at any time hereafter.

Section 8.3        No Merger or Novation.

        Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to pay the moneys hereby secured nor shall the same operate as a merger of any covenant herein contained or of any other Obligation, nor shall the acceptance of any payment or other security constitute or create any novation.

Section 8.4        Amalgamation.

        The Corporation acknowledges that if it amalgamates with any other corporation or corporations (a) the term, “Corporation”, where used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of each of the amalgamating corporations and the amalgamated corporation.

Section 8.5        Lender May Remedy Default.

        If the Corporation fails to do anything hereby required to be done by it the Lender may, but shall not be obliged to, do such thing and all sums thereby expended by the Lender shall be payable forthwith by the Corporation, but no such performance by the Lender shall be deemed to relieve the Corporation from any default hereunder.

Section 8.6        Notices.

        Any notice, direction or other communication to be given under this Debenture shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to the Lender at:

(b)	to the Corporation at:

40 Centre Drive Orchard Park New York 14127
Attention: Chief Financial Officer Facsimile: (716) 662-0033

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

Section 8.7        Receipt.

        The Corporation hereby acknowledges receipt of a true copy of this Debenture.

Section 8.8        Invalidity of any Provisions.

        Any provision of this Debenture or any provisions of the security contemplated hereunder which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Corporation to repay the Obligations.

Section 8.9        Indemnification.

        The Corporation agrees to indemnify the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or wilful misconduct of the Lender or any of its employees or a material breach by the Lender of any of its covenants contained herein) which may be imposed on, incurred by, or asserted against the Lender in connection with this Debenture and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Corporation.

Section 8.10        Successors and Assigns, etc.

        Subject to complying with all applicable securities legislation, this Debenture may be assigned by the Lender upon written notice to the Corporation. This Debenture and all its provisions shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the Corporation, its successors and assigns. The Lender is the Person entitled to receive the money payable hereunder and to give a discharge hereof. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

Section 8.11        Amendments.

        This Debenture may only be amended by a written agreement signed by all of the parties hereto.

Section 8.12        Counterparts.

        This Debenture may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts shall together constitute one and the same instrument. Any party may execute this Debenture by facsimile signature.

        IN WITNESS WHEREOF the Corporation has executed this Debenture as of the 20th day of April, 2001.

RADIANT ENERGY CORPORATION
By:_________________________________ Authorized Signing Officer

SCHEDULE "A"

CONVERSION NOTICE

TO:        RADIANT ENERGY CORPORATION ( THE "CORPORATION")

The undersigned registered Lender of the Debenture to which this Conversion Notice is attached hereby irrevocably elects to exercise $______________________ (must be an integral multiple of $1,000 unless converting the entire balance of such Debenture) principal amount of such Debenture to purchase ___________________________ (insert total number of shares to be acquired based on the Conversion Number applicable as of the date of the Conversion Notice as set forth in Section 2.1) fully paid and non-assessable common shares in the capital of the Corporation (the ôCommon Sharesô) and hereby requests that a certificate representing such Common Shares be issued in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPE NAME AND ADDRESS (INCLUDING POSTAL CODE)

________________________________________________________________________________
SOCIAL INSURANCE OR OTHER TAXPAYER IDENTIFICATION NUMBER

        DATED this ____ day of ________________, 200___.

_________________________________________ Print name as it appears on Debenture
_________________________________________ Signature